                                                                    EXHIBIT 99.1

                                                                FEBRUARY 5, 1996

                         CONSENT SOLICITATION STATEMENT
                               EMCOR GROUP, INC.
                               7% SERIES A NOTES
                             DUE DECEMBER 15, 1997
                             (CUSIP NO. 29084QAA8)

                            ------------------------

     THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 29, 1996, UNLESS EXTENDED.

     This Consent Solicitation Statement is being furnished by EMCOR Group, Inc., a Delaware corporation ('EMCOR'), to, and the accompanying Consent Form is to be used by, Registered Holders (as hereinafter defined under 'Registered Holders') of EMCOR's 7% Series A Notes Due December 15, 1997 (the 'Series A Notes'). EMCOR is soliciting the consent (the 'Consent Solicitation') of the Registered Holders to amendments (collectively, the 'Proposed Amendments' and individually each a 'Proposed Amendment') to the Indenture, pursuant to which the Series A Notes were issued, dated as of December 15, 1994 (the 'Series A Indenture'), among EMCOR, its subsidiaries MES Holdings Corporation ('MES') and SellCo Corporation ('SellCo'), as Guarantors, and IBJ Schroder Bank & Trust Company, as trustee (the 'Trustee'). Capitalized terms used in this Consent Solicitation Statement and not otherwise defined herein are used herein as defined in the Series A Indenture. For the convenience of the reader certain relevant definitions contained in Section 1.01 (Definitions) of the Series A Indenture, including the definition proposed to be amended by the Proposed Amendments, are set forth in Appendix A hereto. Section 4.15 of the Series A Indenture, as proposed to be amended by the Proposed Amendments, is set forth in Appendix B hereto.

     As discussed in more detail below under 'The Proposed Amendments and Background and Purpose Thereof,' the Proposed Amendments will reduce the possibility of a default by EMCOR under a covenant requiring it and certain of its subsidiaries to maintain a Consolidated Fixed Charge Ratio (as defined) by reducing the required ratio and by excluding from the interest component of the calculation certain non-cash interest payments which are payable by the issuance of additional EMCOR Series A Notes and EMCOR's outstanding 11% Series C Notes, due 2001 (the 'Series C Notes'). EMCOR is currently not in default under such covenant; however, its projections for calendar 1996 indicate that such a default may occur in respect of the rolling four fiscal quarter periods ending March 31, 1996 and June 30, 1996. These periods include fiscal quarters of 1995 during which EMCOR's business continued to be significantly adversely impacted by its Chapter 11 reorganization proceeding which concluded upon its Plan of Reorganization becoming effective on December 15, 1994. EMCOR believes a less stringent covenant is appropriate, particularly in light of the highly cyclical and competitive nature of EMCOR's construction business as well as the adverse effect on its business of its Chapter 11 reorganization proceeding.

     The Proposed Amendments require the consent of Registered Holders of not less than a majority in aggregate principal amount of the outstanding Series A Notes ($64,877,300 total outstanding as of the date hereof) and are to be set forth in a supplemental indenture (the 'Series A Supplemental Indenture') to be executed by EMCOR, MES, SellCo, and the Trustee if the requisite number of consents are obtained.

                               EMCOR GROUP, INC.
  101 Merritt Seven, 7th Floor o Norwalk, CT 06851 o Tel: (203) 849-7800 o Fax
                                 (203) 849-7900

     THE BOARDS OF DIRECTORS OF EMCOR, MES AND SELLCO HAVE UNANIMOUSLY APPROVED THE PROPOSED AMENDMENTS AND RECOMMEND THAT HOLDERS OF THE SERIES A NOTES CONSENT TO THEIR ADOPTION.

     SINCE FAILURE TO CONSENT TO THE PROPOSED AMENDMENTS WOULD HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED AMENDMENTS, YOU ARE URGED TO RETURN THE CONSENT FORM PROMPTLY.

     Registered Holders are requested to read and carefully consider the information contained herein and to give their consent to the Proposed Amendments by executing the accompanying Consent Form and delivering same to the Information Agent ( as hereinafter defined) at its address set forth in the Consent Form, by hand, overnight courier, mail or other means of delivery that will ensure receipt no later than 5:00 P.M., New York City time, on Thursday, February 29, 1996, unless extended as herein provided (the 'Expiration Time'). Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or whose Series A Notes are otherwise registered in other than his own name and who wishes to consent to the Proposed Amendments should contact such nominee or record owner promptly and either instruct such person, as the Registered Holder of the Series A Notes, to execute and deliver the Consent Form to the Information Agent on such beneficial owner's behalf or effect a valid transfer of registered ownership of the Series A Notes to himself prior to executing and delivering the Consent Form directly, in each case, prior to the Expiration Time. A TRANSFER OF REGISTERED OWNERSHIP OF THE SERIES A NOTES MAY TAKE CONSIDERABLE TIME TO EFFECT.

     REGARDLESS OF WHETHER THE PROPOSED AMENDMENTS BECOME EFFECTIVE, THE SERIES A NOTES WILL CONTINUE TO BE OUTSTANDING IN ACCORDANCE WITH ALL OTHER TERMS OF THE SERIES A NOTES AND THE SERIES A INDENTURE. THE CHANGES SOUGHT TO BE EFFECTED BY THE PROPOSED AMENDMENTS WILL NOT ALTER EMCOR'S OBLIGATION TO PAY THE PRINCIPAL OF AND INTEREST ON THE SERIES A NOTES OR ALTER THE INTEREST RATE, REDEMPTION TERMS OR MATURITY DATE THEREOF.

     The statements contained in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials will not, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

     No person has been authorized to furnish any information or make any representation in connection with this Consent Solicitation other than as contained herein. If furnished or made, any such information or representation must not be relied upon as having been authorized by the Company.

     Set forth below is a description of the Proposed Amendments for which the approval of the Registered Holders of the Series A Notes is being sought. The description below is qualified in its entirety by reference to the relevant portions of the Series A Indenture, as currently in effect, copies of which may be obtained upon written or telephonic request to the Information Agent (as hereinafter defined) at the address set forth on the last page of this Consent Solicitation Statement. Copies of certain definitions contained in Section 1.01 (Definitions) of the Series A Indenture are attached hereto as Appendix A, and
Section 4.15 (Maintenance of Coverage Ratios) of the Series A Indenture is attached hereto as Appendix B. The Sections of the Series A Indenture set forth in the Appendices are marked to show additions to and deletions from such sections to be made by the Proposed Amendments.

           THE PROPOSED AMENDMENTS AND BACKGROUND AND PURPOSE THEREOF

     The Proposed Amendments consist of: (i) an amendment to Section 4.15(b) (Maintenance of Coverage Ratios) of the Series A Indenture and (ii) an amendment to the definition of 'Consolidated Fixed Charge Coverage Ratio' contained in
Section 1.01 (Definitions) of the Series A Indenture. The covenants contained in the Series A Indenture were required by the Official Committee of Unsecured Creditors of EMCOR during EMCOR's Chapter 11 proceeding, and in the view of EMCOR's management the provisions proposed to be amended failed to reflect accurately EMCOR's financial condition following its emergence from its Chapter 11 proceeding on December 15, 1994, the adverse effect of the Chapter 11 proceeding on EMCOR's business, and the highly cyclical and competitive nature of the construction industry in which it operates.

     Section 4.15(b) of the Series A Indenture requires that the Operating Companies of EMCOR maintain a Consolidated Fixed Charge Coverage Ratio for each rolling four fiscal quarter period (a 'Reference Period') ending after December 31, 1995 of 1.50:1. Operating Companies are defined as EMCOR, individually, and each of the mechanical and electrical direct and indirect subsidiaries of EMCOR that are not owned by its subsidiary SellCo, which SellCo subsidiaries are held for sale. Consolidated Fixed Charge Coverage Ratio is defined, in effect, as the ratio of (x) the net income of the Operating Companies increased by their income tax and interest expense and depreciation and amortization and reduced by their capital expenditures for the Reference Period to (y) the sum of (i) their Consolidated Cash Interest Expense, (ii) certain interest payable by the issuance of additional Series A Notes to the holders of EMCOR's Series A Notes ('Series A Pik Interest'), additional Series C Notes to the holders of EMCOR's Series C Notes (other than interest on $16,000,000 principal amount of the Series C Notes) ('Series C Pik Interest'), and additional EMCOR Series B notes to the holders of EMCOR's Series B notes (all of which have been retired) and
(iii) cash dividends (including on any preferred stock) paid by the Operating Companies to a person other than an Operating Company. Consolidated Cash Interest Expense is defined, in effect, as interest expense payable in cash.


     The Proposed Amendment to Section 4.15(b) of the Series A Indenture would reduce the Operating Companies' required Consolidated Fixed Charge Ratio for each rolling four fiscal quarter period ending after December 31, 1995 from 1.50:1 to 1.0:1. The Proposed Amendment to the definition of Consolidated Cash Interest Expense would eliminate any requirement to include Series A Pik Interest and Series C Pik Interest in computing the Consolidated Fixed Charge Ratio (i) for the period January 1, 1995--December 31, 1995 and (ii) for each rolling four fiscal quarter period ending thereafter.

     It is expected that the Series A Notes will be paid in full from the sale of EMCOR's water supply subsidiaries. EMCOR has previously announced it has reached agreement in principle to sell substantially all the assets of EMCOR's principal water supply subsidiary, Jamaica Water Supply Company, to The City of New York and the Water Authority of Western Nassau County, and it is expected those sales will close before the end of the second quarter of 1996. Accordingly, the elimination of Series A Pik Interest in computing the Consolidated Fixed Charge Ratio should not have a significant impact on this test inasmuch as the Series A Notes should be discharged shortly. In addition, the Series C Notes provide for the payment of Series C Pik Interest only through June 15, 1996; thereafter the Series C Notes require interest to be paid in cash. Accordingly, the elimination of Series C Pik Interest in computing the Consolidated Fixed Charge Ratio should not have a significant impact in the future because Series C Pik Interest will cease to be payable after June 15, 1996.

     The Proposed Amendments are intended to afford EMCOR greater financial flexibility and reduce the possibility of a default under the Fixed Charge Coverage Ratio covenant. As noted above, the Series A Notes are expected to be paid in full during 1996 and EMCOR does not believe a default in the covenants contained in the Series A Indenture would be in the interests of the holders of the Series A Notes. Any default under the Series A Indenture would also constitute a default under other indebtedness of EMCOR, including indebtedness under its Revolving Credit Agreement, and could, among other things, delay the sale of the assets of Jamaica Water Supply Company and as a consequence the anticipated repayment in full of the Series A Notes during this year.

                        APPROVAL OF PROPOSED AMENDMENTS

     Pursuant to Section 9.02 of the Series A Indenture, consents of the Registered Holders of a majority in aggregate principal amount of the outstanding Series A Notes ('Requisite Holders') are required to approve the Proposed Amendments.

     There will be no fixed record date for the determination of Registered Holders of Series A Notes entitled to give consents. If at or prior to the Expiration Time, valid consents of the Requisite Holders are received by the Information Agent (and not revoked), EMCOR and the Trustee will proceed promptly to enter into the Series A Supplemental Indenture required to give effect to the Proposed Amendments.

                             OUTSTANDING SECURITIES

     As of the date of this Consent Solicitation Statement, the principal amount of Series A Notes outstanding is $64,877,300. The principal amount of the Series A Notes for which the consent of the Registered Holders is required is $32,438,651.

                               REGISTERED HOLDERS

     EMCOR is soliciting consents only from Registered Holders. The term 'Registered Holder' means a person (other than the Company or any Affiliate) in whose name Series A Notes are registered in a register maintained by the Trustee in its capacity as Registrar under the Series A Indenture.

     With respect to Series A Notes registered in the name of CEDE & Co., which is the nominee for The Depository Trust Company ('DTC'), 'DTC Participants' (i.e. brokers, banks and other financial institutions that participate in DTC), rather than DTC, must execute the Consent Form. Participants in The Midwest Depository Trust Company and Philadelphia Depository Trust Company should inquire of those institutions regarding the procedure for executing Consent Forms for Series A Notes registered in the name of their respective nominees.

                               CONSENT PROCEDURES

     Registered Holders desiring to consent to the Proposed Amendments should sign and date the accompanying Consent Form and deliver it to the Information Agent in accordance with the instructions contained therein by hand, overnight courier, mail or other means of delivery acceptable to the Information Agent that will ensure receipt by the Information Agent no later than 5:00 P.M., New York City time, on Thursday, February 29, 1996, subject to extension as herein provided. DO NOT SEND IN CERTIFICATES REPRESENTING SERIES A NOTES.

     SINCE FAILURE TO CONSENT TO THE PROPOSED AMENDMENTS WOULD HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSED AMENDMENTS, YOU ARE URGED TO RETURN THE CONSENT FORM PROMPTLY.

                             REVOCATION OF CONSENTS

     Consent Forms may be revoked at any time prior to EMCOR certifying to the Trustee that Consent Forms properly executed and completed (and not revoked) have been received from the Requisite Holders, but may not be revoked thereafter, by delivering to the Information Agent prior to such time a written notice of revocation signed by the Registered Holder of the Series A Notes. The notice of revocation must indicate the certificate number or numbers of the Series A Notes to which such revocation relates (or information sufficient to enable EMCOR to identify such Series A Notes) as well as the aggregate principal amount represented by such Series A Notes.

     A Consent Form will be binding on the holder of Series A Notes who gives the consent, on any holder of the Series A Notes issued upon registration of transfer of the Series A Notes with respect to which such consent is given, or in exchange therefor, and on any other transferee or transferees of such Series A Notes, subject only to revocation in writing as aforesaid. If a Consent Form is not revoked, it will be counted along with all other validly delivered Consent Forms in determining whether consents from the Requisite Holders have been obtained.

              EXPIRATION, EXTENSION, MODIFICATION AND TERMINATION

     This Consent Solicitation will expire at 5:00 P.M., New York City time, on Thursday, February 29, 1996, unless extended by EMCOR in its sole discretion. EMCOR expressly reserves the absolute right to extend or modify this Consent Solicitation, at any time and from time to time, in its sole discretion, by giving oral or written notice to the Information Agent on the business day next following any previously scheduled Expiration Time.

                             CONSENTS TO BE BINDING

     At such time at or prior to the Expiration Time as EMCOR certifies to the Trustee that Consent Forms properly executed and completed (and not revoked) have been received from the Requisite Holders, such consents shall become irrevocable and binding on all holders of the Series A Notes and every subsequent transferee thereof, whether or not such holders gave their consent with respect thereto. As promptly thereafter as practicable, the Company and the Trustee will execute and deliver the Series A Supplemental Indenture and send notice thereof to all Registered Holders of Series A Notes.

                               INFORMATION AGENT

     Morrow & Co. ('Morrow') has been retained to act as information agent with respect to this Consent Solicitation (the 'Information Agent'). For the services of Morrow as Information Agent, EMCOR has agreed to pay Morrow reasonable and customary fees and to reimburse the Information Agent for its reasonable out-of-pocket expenses in connection with such services. EMCOR has also agreed to indemnify Morrow and its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, arising from its services as Information Agent.

     Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Registered Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. Requests for additional copies of this Consent Solicitation Statement and Consent Form and other related documents should be directed to the Information Agent. ALL EXECUTED CONSENT FORMS SHOULD BE SENT TO THE INFORMATION AGENT AT THE ADDRESS SET FORTH IN THE CONSENT FORM.

                             FINANCIAL INFORMATION

     Copies of EMCOR's 1994 Annual Report, which includes audited consolidated financial statements for the years 1993 and 1994 and unaudited consolidated financial statements for the six-month periods ended June 30, 1994 and 1995, and EMCOR's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1995 as filed with the Securities and Exchange Commission (the 'Commission') pursuant to the Securities Exchange Act of 1934, as amended (the 'Exchange

Act'), accompany this Consent Solicitation Statement. Registered Holders are urged to read and carefully consider the information contained in the 1994 Annual Report and the Quarterly Report on Form 10-Q.

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by EMCOR with the Commission can be inspected and copied at the public reference facilities maintained by the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. References contained in this Consent Solicitation Statement to the Series A Indenture are not necessarily complete and, in each instance, reference is made to the original document, each such statement being qualified in all respects by such reference.

                                 MISCELLANEOUS

     Consents are being solicited by and on behalf of EMCOR. Costs of the Consent Solicitation will be borne by EMCOR. In addition to solicitation by use of the mails, consents may be solicited by officers and employees of EMCOR in person or by telephone, facsimile transmission or other means of communication. Such officers and employees of EMCOR will not be additionally compensated, but will be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokers and dealers, custodians, nominees and fiduciaries to assist EMCOR in the solicitation of consents, including for forwarding of Consent Solicitation materials to beneficial owners of the Series A Notes held of record by such persons, and EMCOR will reimburse such brokers, dealers, custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith but will not otherwise compensate such persons.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS CONSENT SOLICITATION OTHER THAN AS CONTAINED HEREIN OR IN THE CONSENT FORM. IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EMCOR.

                            ------------------------
                               INFORMATION AGENT:

                                  Morrow & Co.
                                909 Third Avenue
                            New York, New York 10022
                           Telephone: (800) 662-5200
                            Collect: (212) 754-8000

                                   APPENDIX A
                              CERTAIN DEFINITIONS

     Set forth below is the text of the definition of 'Consolidated Fixed Charge Coverage Ratio' in respect of which EMCOR is seeking to obtain one of the Proposed Amendments, which definition is marked to show the proposed deletions from such definition. Set forth following such definition are certain other relevant definitions which would remain unchanged.

     'Consolidated Fixed Charge Coverage Ratio' at any date means the ratio of
(a) Consolidated EBIT plus depreciation and amortization of the Operating Companies less any Capital Expenditures of the Operating Companies for the applicable quarters immediately preceding such determination date (the 'Reference Period') to (b) the sum of (i) Consolidated Cash Interest Expense incurred by the Operating Companies calculated on a pro forma basis for the Reference Period;[ (ii) (A) for the Reference Period from January 1, 1995 through December 31, 1995, stated interest on the Securities, the Software House Notes and the Subordinated Notes (excluding interest on $16,000,000 principal amount of Subordinated Notes) accreted during the period from October 1, 1995 through December 31, 1995, (B) for the Reference Period from April 1, 1995 through March 31, 1996, stated interest on the Securities,* Software House Notes and the Subordinated Notes, (excluding interest on $16,000,000 principal amount of the Subordinated Notes) accreted from October 1, 1995 through March 31, 1996,
(C) for the Reference Period from July 1, 1995 through June 30, 1996, stated interest on the Securities, the Software House Notes and the Subordinated Notes (excluding interest on $16,000,000 principal amount of the Subordinated Notes) accreted from October 1, 1995 through June 30, 1996, (D) for the Reference Period from October 1, 1995 through September 30, 1996 and for each Reference Period thereafter, stated interest on the Securities, the Software House Notes and the Subordinated Notes (excluding interest on $16,000,000 principal amount of the Subordinated Notes), accreted during such Reference Period, and
(iii)]**** (ii) cash dividends (including on any preferred stock) paid by the Operating Companies during the Reference Period to a Person other than an Operating Company. For purposes of this definition, the factors set forth in (a) and (b) above (other than cash dividends) shall be calculated after giving effect on a pro forma basis (as if the same occurred at the beginning of the Reference Period) to (i) the acquisition by any Operating Company of any Person which, as a result of such acquisition, becomes a wholly-owned Subsidiary or the acquisition of assets constituting a business by any Operating Company during such Reference Period and (ii) any Asset Sales by an Operating Company (excluding gains or losses recognized from Asset Sales) occurring during the Reference Period. In calculating cash interest expense for purposes of determining the denominator of this ratio, interest on Indebtedness of any Operating Company determined on a fluctuating basis, to the extent such interest is covered by an agreement relating to an interest swap obligation, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

                           OTHER RELEVANT DEFINITIONS

     'Asset Sale' has the meaning ascribed thereto in Section 4.11.**

     'Bankruptcy Law' has the meaning set forth in Section 6.01(b).***


     'Bankruptcy Plan' means the Third Amended Joint Plan of Reorganization of the Company and SellCo under Chapter 11 of the Bankruptcy Code (Chapter 11 Case No. 94 B 46404 (JHG)) as amended, supplemented or otherwise modified from time to time.

------------------
   * Securities is defined elsewhere in the Series A Indenture as the Series A Notes, including Series A Notes issued in respect of interest payments.

  ** Section 4.11 provides in part 'Subject to Section 4.12, the Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, convey or otherwise dispose of any assets (which shall include the Capital Stock of any Subsidiary (an 'Asset Sale'), other than the sale or disposition of inventory or equipment sold in each case in the ordinary course of business or equipment or motor vehicles that have become obsolete or replaced in the ordinary course of business....'

 *** Section 6.01(b) provides in part 'The term 'Bankruptcy Law' means Title 11,
     U.S. Code, or any similar federal or state law for the relief of debtors....'

**** Bracketed material proposed to be deleted.

     'Capital Expenditures' means, for any Person for any period, the aggregate (without duplication) of (a) all expenditures by such Person, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person prepared in conformity with GAAP, and (b) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

     'Capital Lease' means, as to any Person, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of such Person in accordance with GAAP.

     'Capital Lease Obligation' means, as to any Person, the amount of the liability in respect of a Capital Lease which would at such time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

     'Capital Stock' means any and all shares, interests, participations, rights or other equivalents (however designated) of any Person.

     'Company' means EMCOR Group, Inc. (formerly known as JWP Inc.), a Delaware corporation, and its successor.


     'Consolidated Cash Interest Expense' means, for any period, total accrued interest expense (including the interest component of Capital Lease Obligations) of the Operating Companies on a consolidated basis during such period, including, without limitation, all commissions, discounts and other fees and charges (to the extent such commissions, fees and charges are included in 'interest' under GAAP) owed with respect to letters of credit, and net costs under interest rate contracts, but excluding, however, (a) amortization of debt discount, (b) interest paid in property other than cash, (c) any other interest expense not payable in cash, (d) interest on $16,000,000 principal amount of the Subordinated Notes and (e) commitment fees payable under the Revolving Credit Agreement and the Dynalectric Revolving Credit Agreement, all as determined in conformity with GAAP.

     'Consolidated EBIT' for any period means Consolidated Net Income (Loss) for such period increased (to the extent already deducted therefrom) by the sum, on a consolidated basis, of (a) all income tax expense for such period to the extent included in Consolidated Net Income (Loss), and (b) all interest expense for such period to the extent included in Consolidated Net Income (Loss).

     'Consolidated Net Income (Loss)' means, for any period, the aggregate of the net income (loss) of the Operating Companies for such period, determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income (to the extent otherwise included therein) (a) any gain or loss realized upon the sale or other disposition (including without limitation dispositions pursuant to sale-leaseback transactions and costs related to closings of operations, if incurred) of any real property or equipment of the Operating Companies which is not sold or otherwise disposed of in the ordinary course of business or of any Capital Stock of any Person owned by any Operating Company; (b) the net income (loss) of any such Person accounted for by the equity method of accounting (other than a venture permitted under Section 4.14(k)), except to the extent of the amount of dividends or distributions paid to an Operating Company; and (c) the net income (loss) of any other Person acquired by any Operating Company in a pooling of interests transaction for any period prior to the date of such acquisition.

     'Dynalectric Company' means, for so long as it is a Subsidiary of the Company, each of the following: Dynalectric Company, Dynalectric Company of Nevada, Inc., Dyn Specialty Contracting, Inc., Contra Costa Electric, Inc., JWP Systems/Kirkwood Electric Company, Inc., B&B Contracting and Supply Company, and their respective successors.

     'Dynalectric Revolving Credit Agreement' means the Credit Agreement, dated as of December 14, 1994, by and among the Company, the Dynalectric Companies named therein and the other parties thereto and their respective successors and assigns, and any refinancings, replacements or renewals thereof permitted by Section 4.09.

     'GAAP' means Generally Accepted Accounting Principles as in effect on the Issue Date.


     'Generally Accepted Accounting Principles' means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     'Guarantors' means, collectively, MES and SellCo and their respective successors, and 'Guarantor' means either of the Guarantors individually.

     'Guaranty' or 'guaranty' means, as applied to any obligation, (a) a guaranty (other than (i) by endorsement of negotiable instruments for collection in the ordinary course of business, and (ii) a Performance Guaranty), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of any part or all of such obligation including, without limitation, the Guaranty pursuant to Article 11 hereof, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit, but excluding any Performance Guaranty. The amount of a guaranty shall be deemed to be the maximum amount of the obligation guarantied for which the guarantor could be held liable under such guaranty.

     'Indebtedness' means, when used with reference to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds (other than bonds constituting Performance Guaranties), notes, debentures or similar instruments or obligations to provide cash collateral for or to cover or to reimburse for drawings under letters of credit or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable), and shall also include, without limitation (but without duplication),
(a) any Capital Lease Obligations of such Person, (b) (to the extent not otherwise included in this definition) Guaranties of items which would be included within this definition (regardless of whether such items would appear upon such balance sheet), and (c) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that for purposes of computing Indebtedness outstanding at any time, such items shall be excluded to the extent that they would otherwise be eliminated as intercompany items in consolidation.

     'Indenture' means this Indenture as amended, supplemented, or otherwise modified from time to time.

     'Issue Date' means December 15, 1994.

     'Lien' means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance or other preferential arrangement of any kind intended to assure payment of any Indebtedness or other obligation or to assure any performance by any Person (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     'Malaysian Subsidiaries' means, so long as such corporation is a Subsidiary of the Company, (a) the corporation to be organized by the Company or any Subsidiary of the Company in Malaysia in connection with the operation and maintenance of power plants in Malaysia, and (b) if organized by a Subsidiary of the Company, the immediate parent corporation of such corporation so long as the principal asset of such parent corporation is such corporation, each of such corporation's Subsidiaries, and their respective successors.

     'MES Companies' means MES and each of its Subsidiaries.

     'Middle-East Subsidiaries' means, so long as such Persons are Subsidiaries of the Company, Lunar Drake & Scull (UAE), a United Arab Emirates corporation, Drake & Scull Assarain, an Omani corporation, Drake & Scull (Cayman Islands) Ltd., a Cayman Islands corporation, JWP-Nesma Ltd., a Saudi Arabia corporation, JWP (Cayman Islands), Ltd., a Cayman Islands corporation and their respective successors.

     'Operating Companies' means the Company, individually, each of the MES Companies and each of the Dynalectric Companies.

     'Performance Guaranties' means, in respect of the Company or any of its Subsidiaries, contingent obligations arising from the issuance of performance guaranties, assurances, indemnities, bonds, letters of credit or similar agreements in the ordinary course of business in respect of the contracts (other than for borrowed money) of the Company, any Subsidiaries of the Company, or Unique Construction for the benefit of surety companies or for the benefit of others to induce such others to forego the issuance of a surety bond in their favor.

     'Person' means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     'Revolving Credit Agreement' means the Credit Agreement, dated as of December 14, 1994, by and among the Company, MES and the other parties thereto and their respective successors and assigns, and any refinancings, replacements or renewals thereof permitted by Section 4.09.

     'SellCo' means SellCo Corporation, a Delaware corporation, and its sucessors.

     'Software House Indenture' means the Indenture, dated the Issue Date, among the Company, as issuer, MES and SellCo, as guarantors, and United States Trust Company of New York, as trustee, pursuant to which the Company issued the Software House Notes.

     'Software House Notes' means the Company's 7% Senior Secured Notes, Series B, Due 1997, issued by the Company pursuant to the Software House Indenture in an aggregate principal amount not exceeding $11,357,000 plus the Additional Interest Amount (as defined in the Bankruptcy Plan) in respect thereof, together with any pay-in-kind interest accrued thereon pursuant to the terms thereof.

     'Subordinated Notes' means the Company's 11% Series C Notes, Due 2001, issued by the Company pursuant to the Subordinated Note Indenture in an aggregate principal amount not exceeding the sum of $60,000,000 plus the Additional Interest Amount (as defined in the Bankruptcy Plan) in respect thereof, together with any pay-in-kind interest accrued thereon pursuant of the terms hereof.

     'Subordinated Note Indenture' means the Indenture, dated the Issue Date, between the Company, as issuer, MES, as guarantor, and Shawmut Bank Connecticut, National Association, as trustee, pursuant to which the Company issued the Subordinated Notes.

     'Subsidiary' of a Person means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under the ordinary circumstances, shall at the time be owned or controlled, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of its Subsidiaries; (b) any other Person the power to direct the policies, management or affairs of which is contractually held by such Person, or by such Person and one or more of its Subsidiaries or by one or more of its Subsidiaries; or (c) any other Person of which at least a majority of voting interest, under ordinary circumstances, is at the time , directly or indirectly, owned or controlled by such Person, or by such Person and one or more of its Subsidiaries or by one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Indenture, (i) none of JWP Information Services, Inc., Antwerp Education Center, N.V., Microcom N.V., Sivea Benelux, Micro Avenue or JWP Information Systems S.A.R.L. shall be deemed Subsidiaries of the Company or any of its Subsidiaries, and (ii) any Middle East Subsidiary and any Malaysian Subsidiary and its respective Subsidiaries shall be deemed Subsidiaries of the Company and certain of its Subsidiaries so long as the Company, individually or together with any other Subsidiaries of the Company, owns or controls Capital Stock entitling it to cast at least one-third of the votes entitled to be cast at the election of directors of such Middle East Subsidiary or such Malaysian Subsidiary, respectively.

     'Unique Construction' means Unique Construction Company, an Illinois corporation, and its successors.

                                   APPENDIX B

     Set forth below is the text of Section 4.15 in respect of which EMCOR is seeking to obtain one of the Proposed Amendments. The Section set forth below is marked to show the proposed addition to and deletion from such section.

  Section 4.15  Maintenance of Coverage Ratios.

     (a) The Operating Companies shall maintain an Unrestricted Cash Coverage Ratio for each of the periods listed below of not less than the following ratio, calculated as of the last date of the periods indicated below:

                                                                                         CONSOLIDATED
                                                                                         FIXED CHARGE
                                                                                           COVERAGE
MEASUREMENT PERIOD                                                                          RATIO
----------------------------------------------------------------------------------   --------------------
January 1, 1995--September 30, 1995...............................................          1.00:1
January 1, 1995--December 31, 1995................................................          1.00:1
Each Rolling Four Fiscal Quarter Period ending thereafter.........................          1.00:1

     (b) The Operating Companies shall maintain a Consolidated Fixed Charge Coverage Ratio for each of the periods listed below of not less than the following ratio, calculated as of the last date of the periods indicated below;

                                                                                         CONSOLIDATED
                                                                                         FIXED CHARGE
                                                                                           COVERAGE
MEASUREMENT PERIOD                                                                          RATIO
----------------------------------------------------------------------------------   --------------------
January 1, 1995--September 30, 1995...............................................    1.00:1
January 1, 1995--December 31, 1995................................................    1.00:1
Each Rolling Four Fiscal Quarter Period ending thereafter.........................   [1.50:1]*    1.00:1

* Bracketed material proposed to be deleted.

                                      B-1